                                                                Exhibit 10.18(a)



                              ALLEGHANY CORPORATION

                           ALLEGHANY PROPERTIES, INC.



                             NOTE PURCHASE AGREEMENT



                          DATED AS OF DECEMBER 11, 1998



              $40,000,000 6.83% SENIOR NOTES DUE DECEMBER 11, 2004

                                TABLE OF CONTENTS
                                                                                                                     PAGE
1.       PURCHASE AND SALE OF NOTES...............................................................................      1
         1.1      Issue of Notes..................................................................................      1
         1.2      The Closing.....................................................................................      1
         1.3      Purchase for Investment.........................................................................      2
         1.4      Failure To Deliver, Failure of Conditions.......................................................      4
         1.5      Expenses........................................................................................      4

2.       WARRANTIES AND REPRESENTATIONS...........................................................................      5
         2.1      Nature of Business..............................................................................      5
         2.2      Financial Statements; Indebtedness; Material Adverse Change.....................................      5
         2.3      Subsidiaries and Affiliates.....................................................................      6
         2.4      Pending Litigation..............................................................................      6
         2.5      Title to Properties.............................................................................      6
         2.6      Patents, Trademarks, Licenses, etc..............................................................      7
         2.7      Taxes...........................................................................................      7
         2.8      Full Disclosure.................................................................................      7
         2.9      Corporate Organization and Authority............................................................      8
         2.10     Restrictions on Parent, Company and SPHI........................................................      8
         2.11     Compliance with Law.............................................................................      9
         2.12     Pension Plans...................................................................................      9
         2.13     Certain Laws....................................................................................     10
         2.14     Environmental Compliance........................................................................     10
         2.15     Sale is Legal and Authorized; Obligations are Enforceable.......................................     11
         2.16     Governmental Consent............................................................................     12
         2.17     Private Offering................................................................................     12
         2.18     No Defaults.....................................................................................     12
         2.19     Use of Proceeds.................................................................................     13
         2.20     Year 2000 Compliant.............................................................................     13

3.       CLOSING CONDITIONS.......................................................................................     13
         3.1      Opinions of Counsel.............................................................................     13
         3.2      Warranties and Representations True.............................................................     14
         3.3      Officers' Certificates..........................................................................     14
         3.4      Legality........................................................................................     14
         3.5      Private Placement Number........................................................................     14
         3.6      Expenses........................................................................................     15
         3.7      Other Purchasers................................................................................     15
         3.8      Proceedings Satisfactory........................................................................     15
         3.9      Compliance with this Agreement..................................................................     15

4.       PURCHASERS' SPECIAL RIGHTS...............................................................................     15
         4.1      Direct Payment..................................................................................     15
         4.2      Delivery Expenses...............................................................................     16
         4.3      Issuance Taxes..................................................................................     16


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
5.       PREPAYMENTS..............................................................................................     16
         5.1      Required Prepayments............................................................................     16
         5.2      Optional Prepayments............................................................................     16
         5.3      Prepayment upon a Downgrade Event...............................................................     17
         5.4      Partial Prepayment Pro Rata.....................................................................     18
         5.5      Notation of Notes on Prepayment.................................................................     19
         5.6      No Other Optional Prepayments...................................................................     19

6.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................................................     19
         6.1      Registration of Notes...........................................................................     19
         6.2      Exchange of Notes...............................................................................     19
         6.3      Replacement of Notes............................................................................     20

7.       COVENANTS................................................................................................     20
         7.1      Payment of Taxes and Claims.....................................................................     20
         7.2      Maintenance of Properties; Corporate Existence; etc.............................................     21
         7.3      Payment of Notes and Maintenance of Office......................................................     22
         7.4      Pension Plans...................................................................................     22
         7.5      Line of Business................................................................................     23
         7.6      Indebtedness....................................................................................     23
         7.7      Restricted Investments and Restricted Payments..................................................     24
         7.8      Operating Expenses..............................................................................     25
         7.9      Merger and Consolidation........................................................................     25
         7.10     Transfers of Property...........................................................................     26
         7.11     Purchase Obligation of the Parent...............................................................     27
         7.12     Transactions with Affiliates....................................................................     27
         7.13     Liens...........................................................................................     27
         7.14     Private Offering................................................................................     29
         7.15     Defeasance......................................................................................     29
         7.16     Performance of Agreement........................................................................     31

8.       INFORMATION AS TO PARENT AND COMPANY.....................................................................     31
         8.1      Financial and Business Information..............................................................     31
         8.2      Officers' Certificates..........................................................................     37
         8.3      Accountants' Certificates.......................................................................     38
         8.4      Inspection......................................................................................     38
         8.5      Confidential Information........................................................................     38

9.       EVENTS OF DEFAULT........................................................................................     40
         9.1      Nature of Events................................................................................     40
         9.2      Default Remedies................................................................................     42
         9.3      Annulment of Acceleration of Notes..............................................................     44

10.      INTERPRETATION OF THIS AGREEMENT.........................................................................     44
         10.1     Terms Defined...................................................................................     44
         10.2     GAAP............................................................................................     60


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
         10.3     Directly or Indirectly..........................................................................     60
         10.4     Section Headings and Table of Contents and Construction.........................................     60
         10.5     Governing Law...................................................................................     60

11.      MISCELLANEOUS............................................................................................     61
         11.1     Communications..................................................................................     61
         11.2     Reproduction of Documents.......................................................................     62
         11.3     Survival........................................................................................     62
         11.4     Successors and Assigns..........................................................................     62
         11.5     Amendment and Waiver............................................................................     63
         11.6     Payments, When Received.........................................................................     64
         11.7     Entire Agreement................................................................................     64
         11.8     Duplicate Originals, Execution in Counterpart...................................................     65


Annex 1           --       Information as to Purchasers
Annex 2           --       Payment Instructions at Closing
Annex 3           --       Information as to Parent and Company
Annex 4           --       Designated Disposition Values and Reserves for
                           Disposition

Exhibit A         --       Form of 6.83% Senior Note Due December 11, 2004
Exhibit B1        --       Form of Company Counsel's Closing Opinion
Exhibit B2        --       Form of Special Counsel's Closing Opinion
Exhibit C1        --       Form of Officers' Certificate - Parent
Exhibit C2        --       Form of Officers' Certificate - Company
Exhibit D1        --       Form of Secretary's Certificate - Parent
Exhibit D2        --       Form of Secretary's Certificate - Company

                              ALLEGHANY CORPORATION

                           ALLEGHANY PROPERTIES, INC.


                             NOTE PURCHASE AGREEMENT



              $40,000,000 6.83% SENIOR NOTES DUE DECEMBER 11, 2004

                                                   Dated as of December 11, 1998




UNITED OF OMAHA LIFE INSURANCE COMPANY
MUTUAL OF OMAHA PLAZA
OMAHA, NE  68175-1011

Ladies and Gentlemen:

         ALLEGHANY CORPORATION (together with its successors and assigns, the "Parent"), a Delaware corporation, and ALLEGHANY PROPERTIES, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, hereby agree with you as follows:

1.       PURCHASE AND SALE OF NOTES

         1.1      ISSUE OF NOTES.

         The Company will authorize the issuance of Forty Million Dollars ($40,000,000) in aggregate principal amount of its six and eighty-three one-hundredths percent (6.83%) Senior Notes due December 11, 2004 (the "Notes"). Each Note shall be in the form of the Note set out in Exhibit A. The term "Note" as used herein shall include each Note delivered pursuant to this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to
Section 6.2 or Section 6.3.

         1.2      THE CLOSING.

                  (a) PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 at one hundred percent (100%) of the principal amount thereof.

                  (b) THE CLOSING. The closing (the "Closing") of the Company's sale of Notes


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
         shall be held on December 11, 1998 (the "Closing Date") at 10:00 a.m., Hartford, Connecticut time, at the office of your special counsel, Hebb & Gitlin, a Professional Corporation (the "Special Counsel"), One State Street, Hartford, Connecticut 06103. At the Closing, the Company shall deliver to you one or more Notes (as set forth below your name on Annex
         1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2. All transactions contemplated by this Agreement will be considered to have taken place simultaneously on the Closing Date and no delivery of documents or payments will be considered to have been made until all such transactions are completed.

                  (c) OTHER PURCHASERS. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Note Purchase Agreement identical (except for the name and signature of the purchaser) hereto (this Agreement and such other separate Note Purchase Agreements being herein sometimes referred to collectively as the "Note Purchase Agreement") with each other purchaser (the "Other Purchasers") listed on Annex 1, providing for the sale to each Other Purchaser of Notes in the aggregate principal amount set forth below its name on such Annex. The sales of the Notes to you and to each Other Purchaser are to be separate sales.

         1.3      PURCHASE FOR INVESTMENT.

                  (a) PURCHASE FOR INVESTMENT. You represent to the Company that you are purchasing the Notes listed on Annex 1 below your name for your own account for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to

                           (i) sell or otherwise dispose of all or any part of
                  the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act, and

                           (ii) have control over the disposition of all of your
                  assets to the fullest extent required by any applicable insurance law.

         It is understood that, in making the representations set out in Section 2.15(a) and Section 2.16, the Company is relying, to the extent applicable, upon your representation in the immediately preceding sentence.

                  (b) ERISA. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder.

                           (i) the Source is an "insurance company general
                  account" as defined in Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR

                  35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the IRC, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

                           (ii) the Source is either (A) an insurance company
                  pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 1-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                           (iii) the Source constitutes assets of an "investment
                  fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (iii); or

                           (iv) the Source is a governmental plan; or

                           (v) the Source is one or more employee benefit plans,
                  or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (v); or

                           (vi) the Source is an insurance company separate
                  account maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                           (vii) the Source does not include assets of any
                  employee benefit plan, other than a plan exempt from the coverage of ERISA.

         As used in this Section 1.3(b), the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         1.4      FAILURE TO DELIVER, FAILURE OF CONDITIONS.

         If at the Closing the Company fails to tender to you the Notes to be purchased by you thereat, or if the conditions specified in Section 0 to be fulfilled at the Closing have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 0 shall operate to relieve the Parent or the Company from any of its obligations hereunder or to waive any of your rights against the Parent or the Company.

         1.5      EXPENSES.

                  (a) GENERALLY. Whether or not the Notes are sold, the Company shall promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating hereto, including but not limited to:

                           (i) the cost of reproducing this Agreement and the
                  Notes;

                           (ii) the reasonable fees and disbursements of the
                  Special Counsel;

                           (iii) the cost of delivering to your home office or
                  custodian bank, insured to your satisfaction, the Notes purchased by you at the Closing;

                           (iv) the reasonable fees, expenses and costs incurred
                  complying with each of the conditions to closing set forth in
                  Section 0; and

                           (v) the expenses relating to the consideration,
                  negotiation, preparation or execution of any amendments, waivers or consents pursuant to the provisions hereof (including, without limitation, the reasonable allocated cost of your counsel who are your employees or your affiliates' employees), whether or not any such amendments, waivers or consents are executed.

                  (b) COUNSEL. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the Closing, the statement for reasonable fees and disbursements of the Special Counsel presented at the Closing and the Company will also pay upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of the Special Counsel rendered after the Closing in connection with the issuance of the Notes or of your other counsel rendered after the Closing in connection with the matters referred to in Section 0(a)(v).

                  (c) SURVIVAL. The obligations of the Company under this
         Section 0 shall survive the payment or prepayment of the Notes and the termination hereof.

2.       WARRANTIES AND REPRESENTATIONS

         To induce you to enter into this Agreement and to purchase the Notes listed on Annex 1 below your name, each of the Parent and the Company warrants and represents, as of the Closing Date, as follows:

         2.1      NATURE OF BUSINESS.

         The Placement Memorandum (together with all exhibits and annexes thereto, the "Placement Memorandum"), dated October 1998 and prepared by NationsBanc Montgomery Securities LLC (a copy of which previously has been delivered to you), correctly describes the general nature of the business and principal Properties of the Parent, the Company and the Subsidiaries as of the Closing Date, other than the sale, paydown or repayment of certain of the Real Estate Assets as described in Part 2.1 of Annex 3. The Company received net proceeds from such sale, paydown or repayment of Real Estate Assets in the aggregate amount of approximately Five Hundred Seventy-One Thousand Dollars ($571,000), all of which was retained by the Company in cash or Permitted Investments or used for Operating Expenses.

         2.2      FINANCIAL STATEMENTS; INDEBTEDNESS; MATERIAL ADVERSE CHANGE.

                  (a) FINANCIAL STATEMENTS. The following financial statements (copies of which have been delivered to you):

                           (i) the consolidated balance sheets of the Parent and
                  its consolidated subsidiaries as of December 31 in the years 1997, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years ended on such dates, all accompanied by opinions thereon by KPMG Peat Marwick, independent certified public accountants, and

                           (ii) the unaudited consolidated balance sheet of the
                  Parent and its consolidated subsidiaries as of June 30, 1998, and the related unaudited consolidated statements of earnings and cash flows for the six (6) months ended on such date,

         have been prepared in accordance with GAAP consistently applied, as at the end of, and for, each such period (with respect to the financial statements referenced in Section 2.2(a)(ii) above, subject to normal year-end adjustments) and present fairly, in all material respects, the consolidated financial position of the Parent and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for such periods.

                  (b) INDEBTEDNESS. Part 2.2(b) of Annex 3 correctly lists all outstanding Indebtedness of the Parent, the Company and SPHI as of the Closing Date, and provides the following information with respect to each item of such Indebtedness:

                           (i) the type thereof,

                           (ii) the holder thereof,

                           (iii) the outstanding amount,

                           (iv) the current portion, if any, and

                           (v) the collateral securing such Indebtedness, if
                  any.

                  (c) MATERIAL ADVERSE CHANGE. Since December 31, 1997, other than the spin-off of Chicago Title Corporation, excluding Alleghany Asset Management, Inc., there has been no material change in the business, profits, Properties or condition (financial or otherwise) of the Parent, the Company or any of the Subsidiaries except changes in the ordinary course of business that, in the aggregate, have not had a Material Adverse Effect.

         2.3      SUBSIDIARIES AND AFFILIATES.

         Part 2.3 of Annex 3 sets forth:

                  (a) the name of each of the Significant Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Parent and each other Subsidiary, and

                  (b) the name of each of the Affiliates that are corporations, partnerships or joint ventures (other than Subsidiaries) and the nature of the affiliation.

         Each of the Parent and the Company has good and marketable title to all of the shares it purports to own of the stock of each Significant Subsidiary, free and clear in each case of any Lien except as described in Part 2.3 of Annex 3, and all such shares have been duly issued and are fully paid and nonassessable. To the best of the Parent's knowledge, each of the Parent and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each other Subsidiary and all such shares have been duly issued and are fully paid and nonassessable.

         2.4      PENDING LITIGATION.

         There are no proceedings, actions or investigations pending or, to the knowledge of the Parent or the Company, threatened against or affecting the Parent, the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Parent, the Company or any Subsidiary is in default with respect to any judgment, order, writ, injunction, or decree of any court, Governmental Authority or arbitration board or tribunal that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         2.5      TITLE TO PROPERTIES.

         Each of the Parent, the Company and the Subsidiaries has good and marketable title, of a quality commensurate with prudent standards of business practice, to all of the Property reflected in the most recent audited statement of financial condition referred to in Section 0(a) (except Chicago Title Corporation which was disposed of by the Parent in a spin-off and such other Properties which were sold or otherwise disposed of in the ordinary course of business), free from Liens not otherwise permitted by Section 7.13. Each Real Estate Property owned of record and beneficially by the Company (and not held through or on behalf of a joint venture or other contracting parties) is covered by an owners title insurance policy insuring the Company's title in fee simple to such Real Estate Property in substantially the amount of the Designated Disposition Value of such Real Estate Property.

         2.6      PATENTS, TRADEMARKS, LICENSES, ETC.

         Each of the Parent, the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except where the failure to own, possess or have such right, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         2.7      TAXES.

                  (a) RETURNS FILED; TAXES PAID. All federal and state income tax returns and all other material tax returns required to be filed by each of the Parent and the Company and all federal and material state income tax returns and all other material tax returns required to be filed by each Subsidiary in any jurisdiction have in fact been filed on a timely basis (giving effect to any timely extensions), and all taxes, assessments, fees and other governmental charges in respect of such returns upon each of the Parent, the Company and such Subsidiary, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for any taxes, proposed assessments, fees or charges (i) the amount of which is not individually or in the aggregate material in relation to the business, profits, Properties or condition (financial or otherwise) of the Parent, the Company and the Subsidiaries, taken as a whole, or (ii) that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established and exist. Neither the Parent nor the Company knows of any other proposed additional tax assessment against it or any such Person. All liabilities of the Parent, the Company and such Subsidiaries with respect to federal income taxes have been finally determined for the fiscal years ending prior to December 31, 1992.

                  (b) BOOK PROVISIONS ADEQUATE. The amount of the liability for taxes reflected in the consolidated balance sheet of the Parent and its consolidated subsidiaries as of June 30, 1998 referred to in Section 0(a) is an adequate provision for taxes (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Parent and its consolidated subsidiaries in respect of all tax periods ending on or prior to such date.

         2.8      FULL DISCLOSURE.

         The financial statements referred to in Section 0(a) do not, nor does this Agreement, the Placement Memorandum or any written statement furnished by or on behalf of the Parent or the Company to you in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to the Parent or the Company that the Parent or the Company has not disclosed to you in writing that has had or, so far as the Parent or the Company can now reasonably foresee, will have a Material Adverse Effect.

         2.9      CORPORATE ORGANIZATION AND AUTHORITY.

         Each of the Parent, the Company and the Significant Subsidiaries:

                  (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation,

                  (b) has all legal and corporate power and authority to own and operate its

         Properties and to carry on its business as now conducted and as presently proposed to be conducted,

                  (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

                  (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state where the failure to be so qualified or licensed and authorized and in good standing could reasonably be expected to have a Material Adverse Effect.

         2.10     RESTRICTIONS ON PARENT, COMPANY AND SPHI.

         None of the Parent, the Company or SPHI:

                  (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect,

                  (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Indebtedness, other than this Agreement and the agreements listed in Part 2.10(b) of Annex 3, the terms of none of which is violated by the issuance and sale of the Notes or the execution and delivery of, or compliance with, this Agreement by the Parent and the Company, and true, correct and complete copies of each of which have been provided to you, and

                  (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Property of the Company or SPHI, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.13.

         2.11     COMPLIANCE WITH LAW.

         None of the Parent, the Company or any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         2.12     PENSION PLANS.

                  (a)      DISCLOSURE.

                           (i) MATERIAL EVENTS. There are no events or
                  circumstances under ERISA or the IRC relating to any Pension Plan or Multiemployer Plan that currently exist that the Parent or the Company has not disclosed to you in writing, except for events and circumstances that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (ii) PLANS AND ERISA AFFILIATES. There are no Pension
                  Plans maintained by any one or more of the Parent, the Company or any ERISA Affiliate whose assets, in whole or in part, are currently managed or invested by any one or more of the Purchasers.

                  (b) PROHIBITED TRANSACTIONS. Neither the execution of this Agreement nor the purchase of the Notes by you will constitute a "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC). The representation by the Parent and the Company in the immediately preceding sentence is made in reliance upon and subject to the accuracy of the representations in Section 1.3(b) as to the source of funds used by you.

                  (c) COMPLIANCE WITH ERISA. The Parent, the Company and the ERISA Affiliates and each Pension Plan are in compliance with ERISA, except for such failures to comply that in the aggregate for all such failures could not reasonably be expected to have a Material Adverse Effect.

                  (d) PENSION PLAN FUNDING STATUS AND LIABILITIES.

                           (i) FUNDING STATUS. The present value of all
                  benefits, as reflected in the most recent actuarial valuation report issued in accordance with Section 7.4, vested under each Pension Plan does not exceed, by more than Five Hundred Thousand Dollars ($500,000), the value of the assets of such Pension Plan allocable to such vested benefits, as reflected in such report.

                           (ii) CLOSING DATE LIABILITIES. All contributions to
                  all Pension Plans arising under the terms of such Pension Plans that are due and payable by the plan sponsor as of the Closing Date have been paid. Neither the Parent, the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or Title IV of

                  ERISA or the penalty or excise tax or security provisions of the IRC relating to "employee benefit plans" (as defined in section 3 of ERISA), and no event, transaction, or condition has occurred or exists that could result in the imposition of any Lien on any of the Properties of the Parent, the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to such penalty, excise tax or security provisions of the IRC, except for such liabilities and Liens that, in the aggregate for all such liabilities and Liens, could not reasonably be expected to have a Material Adverse Effect.

                           (iii) PBGC. No circumstance exists that constitutes
                  grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

                  (e) REPORTABLE EVENTS. No Pension Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Pension Plan or trust created thereunder, which reportable event or events will or could result in the termination of such Pension Plan and give rise to a material liability of the Parent, the Company or any ERISA Affiliate in respect thereof.

                  (f) MULTIEMPLOYER PLANS. Neither the Parent, the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability with respect to any Multiemployer Plan.

                  (g) MULTIPLE EMPLOYER PENSION PLANS. Neither the Parent, the Company nor any ERISA Affiliate has ever been a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiple Employer Pension Plan.

                  (h) FOREIGN PENSION PLANS. Neither the Parent nor the Company has any Foreign Pension Plans.

         2.13     CERTAIN LAWS.

                  (a) INVESTMENT COMPANY ACT. None of the Parent, the Company or SPHI is, or is directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (b) HOLDING COMPANY STATUS. None of the Parent, the Company or SPHI is a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          2.14     ENVIRONMENTAL COMPLIANCE.

                  (a) COMPLIANCE. Each of the Parent, the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business, and with which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                  (b) LIABILITY. None of the Parent, the Company or any of the Subsidiaries is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

                  (c) NOTICES. None of the Parent, the Company or any Subsidiary has received any

                           (i) notice from any Governmental Authority by which
                  any of its present or previously-owned or leased Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

                           (ii) notice of any Lien arising under or in
                  connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased Properties, or

                           (iii) summons, citation, notice, directive, letter,
                  or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Parent, the Company or such Subsidiary in connection with its ownership or leasing of any Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any material violation of any Environmental Protection Law, where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

         2.15     SALE IS LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

                  (a) SALE IS LEGAL AND AUTHORIZED. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery hereof by the Parent and the Company and compliance by the Parent and the Company with all of the provisions hereof and of the Notes:

                           (i) is within the corporate powers of the Parent and
                  the Company; and

                           (ii) is legal and does not conflict with, result in
                  any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Parent, the Company or SPHI under the provisions of, any agreement, charter instrument, bylaw or other instrument to which they are a party or by which they or any of their Property may be bound.

                  (b) OBLIGATIONS ARE ENFORCEABLE. Each of this Agreement and the Notes has been duly authorized by all necessary action on the part of the Parent and the Company, has been executed and delivered by duly authorized officers of the Parent and the Company, and constitutes a legal, valid and binding obligation of the Parent and the Company, enforceable in accordance with its terms, except that the enforceability hereof and of the Notes may be:

                           (i) limited by applicable bankruptcy, reorganization,
                  arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                           (ii) subject to the availability of equitable
                  remedies.

         2.16     GOVERNMENTAL CONSENT.

         Neither the nature of the Parent, the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Parent, the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Parent or the Company as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

         2.17     PRIVATE OFFERING.

         None of the Parent, the Company or NationsBanc Montgomery Securities LLC (the only Person authorized or employed by the Parent or the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, other than employees of the Parent and the Company) has offered any of the Notes or any similar Security (other than the 1995 Notes) of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Purchasers and three (3) other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment.

         2.18     NO DEFAULTS.

                  (a) THE NOTES. No event has occurred and no condition exists that, upon the issuance of the Notes and the execution and delivery of this Agreement, would constitute a Default or an Event of Default.

                  (b) CHARTER INSTRUMENT, OTHER AGREEMENTS. None of the Parent, the Company or SPHI is in violation in any respect of any term of any charter instrument or bylaw. No other Subsidiary is in violation in any respect of any term of any charter instrument or bylaw and none of the Parent, the Company or any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         2.19     USE OF PROCEEDS.

                  (a) USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Notes in the manner specified in Part 2.19(a) of Annex 3.

                  (b) MARGIN SECURITIES. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the Parent, the Company or SPHI owns, or with the proceeds of the sale of the Notes intends to own, carry or purchase, or refinance borrowings that were used to own, carry or purchase, any Margin Security, including Margin Securities originally issued by the Parent, the Company or SPHI. The respective obligations of the Parent and the Company under the Financing Documents are not and will not be secured by any Margin Security, and no Notes are being sold on the basis of any such collateral.

                  (c) ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the Parent, the Company nor any Subsidiary is an "enemy" or an "ally of the enemy" within the meaning of section 2 of the Trading with the Enemy Act (50 U.S.C. App. Sec. 1 et seq.), as amended. Neither the Parent, the Company nor any Subsidiary is in violation of, and neither the issuance and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement, will violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R., Subtitle B, Chapter V).

         2.20     YEAR 2000 COMPLIANT.

         Each of the Parent's, the Company's and the Significant Subsidiaries' has reviewed their material internal computer systems and expect such systems to be year 2000 compliant in a timely manner and the advent of the year 2000 and its impact on such computer systems is not expected to have a Material Adverse Effect.

3.       CLOSING CONDITIONS

         Your obligation to purchase and pay for the Notes to be delivered to you at the Closing is subject to the following conditions precedent:

         3.1      OPINIONS OF COUNSEL.

         You shall have received from

                  (a) Robert M. Hart, Esq., Senior Vice President and General Counsel of the Parent and counsel to the Company, and

                  (b) Hebb & Gitlin, a Professional Corporation, your special counsel,

closing opinions, each dated as of the Closing Date, and substantially in the respective forms set forth in Exhibit B1 and Exhibit B2, and as to such other matters as you may reasonably request. This Section 3.1 shall constitute direction by the Parent and the Company to such counsel named in the foregoing clause (a) to deliver such closing opinion to you.

         3.2      WARRANTIES AND REPRESENTATIONS TRUE.

         The warranties and representations contained in Section 0 shall be true on the Closing Date with the same effect as though made on and as of that date.

         3.3      OFFICERS' CERTIFICATES.

         You shall have received

                  (a) a certificate dated the Closing Date and signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Parent, substantially in the form of Exhibit C1, certifying that the conditions specified in Section 0 and Section 0 have been fulfilled,

                  (b) a certificate dated the Closing Date and signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, substantially in the form of Exhibit C2, certifying that the conditions specified in Section 0 and Section 0 have been fulfilled,

                  (c) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Parent, substantially in the form of Exhibit D1, with respect to the matters therein set forth, and

                  (d) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D2, with respect to the matters therein set forth.

         3.4      LEGALITY.

         The Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions) and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

         3.5      PRIVATE PLACEMENT NUMBER.

         The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc., and you shall have been informed of such private placement number.

         3.6      EXPENSES.

         All fees and disbursements required to be paid pursuant to Section 0(b) shall have been paid in full.

         3.7      OTHER PURCHASERS.

         None of the Purchasers other than you shall have failed to execute and deliver a Note Purchase Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

         3.8      PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and the Special Counsel. You and the Special Counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with the Special Counsel's closing opinion, all in form and substance satisfactory to you and the Special Counsel.

         3.9      COMPLIANCE WITH THIS AGREEMENT.

         Each of the Parent and the Company shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Parent and the Company on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

4.       PURCHASERS' SPECIAL RIGHTS

         4.1      DIRECT PAYMENT.

         Notwithstanding anything to the contrary herein or in the Notes, the Company shall pay all amounts payable to any Institutional Investor with respect to each Note held by such Institutional Investor (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of such Institutional Investor in any bank in the United States of America as may be designated in writing by such Institutional Investor, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such Institutional Investor. Your address on Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to direct payments as aforesaid. In all other cases, all amounts payable with respect to each Note shall be made by check mailed and addressed to the registered holder of each Note at the address shown in the register maintained by the Company pursuant to Section 0.

         Each holder of Notes agrees that in the event it shall sell or transfer any Note

                  (a) it shall, prior to the delivery of such Note (unless it shall have already done so), make a notation thereon of all principal, if any, prepaid on such Note and shall also note thereon the date to which interest shall have been paid on such Note, and

                  (b) it shall promptly notify the Company of the name and address of the transferee of any such Note so transferred (or, if such holder does not have such information, the name and address of the Person effecting such transfer) and the effective date of such transfer.

         4.2      DELIVERY EXPENSES.

         If any holder of Notes surrenders any Note to the Company pursuant hereto, the Company shall pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

         4.3      ISSUANCE TAXES.

         The Company shall pay all taxes in connection with the issuance and sale of the Notes and in connection with any modification of this Agreement and the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 0 shall survive the payment or prepayment of the Notes and the termination hereof.

5.       PREPAYMENTS

         5.1      REQUIRED PREPAYMENTS.

         In addition to paying the entire principal amount and the interest due on the Notes outstanding on the maturity date thereof, the Company shall prepay, and there shall become due and payable, Eight Million Dollars ($8,000,000) principal amount of the Notes on December 11th in each year beginning on December 11, 2000 and ending on December 11, 2004, inclusive. Each such prepayment shall be at one hundred percent (100%) of the principal amount prepaid, together with interest accrued thereon to the date of prepayment. Without limitation of the foregoing, all of the principal of the Notes remaining outstanding on December 11, 2004 (if any), together with interest accrued thereon, shall become due and payable on December 11, 2004.

         5.2      OPTIONAL PREPAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. The Company may prepay the principal amount of the Notes in whole or in part, at any time, in multiples of One Million Dollars ($1,000,000) (or, if the aggregate outstanding principal amount of the Notes is less than One Million Dollars ($1,000,000) at such time, then such principal amount), together with

                           (i) an amount equal to the Make-Whole Amount at such
                  time in respect of the principal amount of the Notes being so prepaid, and

                           (ii) interest on such principal amount then being
                  prepaid accrued to the prepayment date.

                  (b) NOTICE OF OPTIONAL PREPAYMENT. The Company will give notice of any optional prepayment of the Notes to each holder of the Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

                           (i) such date;

                           (ii) the Section hereof under which the prepayment is
                  to be made;

                           (iii) the principal amount of each Note to be prepaid
                  on such date;

                           (iv) the interest to be paid on each such Note,
                  accrued to the date fixed for payment; and

                           (v) a reasonably detailed calculation of an estimated
                  Make-Whole Amount for such Notes, if any (calculated as if the date of such notice were the date of prepayment), due in connection with such prepayment.

         Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Contemporaneously with such prepayment the Company shall deliver to each holder of Notes a certificate of the President, a Vice President or the Treasurer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date, accompanied by a copy of the Applicable
         H.15 used in determining the Make-Whole Discount Rate (as both such terms are defined in the definition of Make-Whole Amount) in respect of such prepayment.

                  (c) EFFECT OF PARTIAL PREPAYMENTS. Each prepayment of the Notes pursuant to this Section 5.2 shall be applied to reduce ratably each of the then unpaid mandatory principal prepayments required by
         Section 0 remaining after the date of such prepayment.

         5.3      PREPAYMENT UPON A DOWNGRADE EVENT.

                  (a) NOTICE AND OFFER. In the event a Downgrade Event shall occur or exist, the Parent and the Company will, within three (3) Business Days of the first occurrence or existence of such Downgrade Event, give written notice of such Downgrade Event to each holder of Notes by registered mail and, simultaneously with the sending of such written notice, send a copy of such notice to each such holder via an overnight courier of national reputation. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer by the Company to prepay all, but not less than all, the Notes held by such holder on a date specified in such notice (the "Downgrade Prepayment Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Downgrade Prepayment Date shall not be specified in such notice, the Downgrade Prepayment Date shall be the thirtieth (30th) day after the date of such holder's receipt of such notice.

                  (b) ACCEPTANCE AND PAYMENT. To accept such offered prepayment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of receipt by such holder of the written offer of such prepayment (it being understood that the failure by a holder to respond to such written offer of prepayment within such period of twenty (20) days shall be deemed to constitute an acceptance of such offer). If so accepted, such offered prepayment shall be due and payable on the Downgrade Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with any Make-Whole Amount as of the Downgrade Prepayment Date with respect thereto and interest on the Notes then being prepaid accrued to the Downgrade Prepayment Date. Contemporaneously with the making of any such prepayment, the Company shall deliver to each holder of such Notes by facsimile transmission a certificate of the President, a Vice President or the Treasurer of the Company specifying the details of the calculation of such Make-Whole Amount as of the specified Downgrade Prepayment Date, together with a copy of the Applicable H.15 used in determining the Make-Whole Discount Rate (as both such terms are defined in the definition of Make-Whole Amount) in respect of such prepayment.

                  (c) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 5.3 shall be accompanied by a certificate, executed by the President or a Vice President of the Company and dated the date of such offer, specifying:

                           (i) the Downgrade Prepayment Date;

                           (ii) the Section hereof under which such offer is
                  made;

                           (iii) the principal amount of each Note offered to be
                  prepaid;

                           (iv) the unpaid interest that would be due on each
                  such Note offered to be prepaid, accrued to the date fixed for payment;

                           (v) a reasonably detailed calculation of an estimated
                  Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), that would be due in connection with such offered prepayment; and

                           (vi) in reasonable detail, the cause of the Downgrade
                  Event.

                  (d) EFFECT OF PREPAYMENT. Each prepayment of the Notes pursuant to this Section 5.3 shall be applied to reduce ratably each of the then unpaid mandatory principal prepayments required by Section 0 remaining after the date of such prepayment.

         5.4      PARTIAL PREPAYMENT PRO RATA.

         If at the time any required or optional prepayment under Section 5.1 or
Section 5.2 is due there is more than one Note outstanding, the aggregate principal amount of each required or optional partial prepayment of the Notes shall be allocated among the holders of the Notes at the time outstanding in proportion to the respective unpaid principal amounts of the Notes then outstanding.

         5.5      NOTATION OF NOTES ON PREPAYMENT.

         Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be

                  (a) surrendered to the Company pursuant to Section 0 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

                  (b) made available to the Company for notation thereon of the portion of the principal so prepaid, or

                  (c) marked by such holder with a notation thereon of the portion of the principal so prepaid, provided that such holder shall notify the Company that it has made such notation.

In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

         5.6      NO OTHER OPTIONAL PREPAYMENTS.

         Except as provided in Section 5.2, neither the Parent, the Company, any Subsidiary nor any Affiliate may make any optional prepayment (whether directly or indirectly by purchase or other acquisition) in respect of the Notes.

6.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         6.1      REGISTRATION OF NOTES.

         The Company shall cause to be kept at its office, maintained pursuant to Section 7.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

         6.2      EXCHANGE OF NOTES.

         Upon surrender of any Note at the office of the Company maintained pursuant to Section 7.3 duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney-in-fact duly authorized in writing, the Company shall execute and deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable, in accordance with the terms of this Agreement, to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. As a condition precedent to any such transfer of Notes, the Company may require the transferee to disclose the source of funds with which it is acquiring Notes and, if such transfer would constitute a "prohibited transaction" (as provided for in section 406(a) of ERISA or section 4975 of the IRC), the Company shall not be obligated to effect such transfer.

         6.3      REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation) and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is an Institutional Investor, such holder's own agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

7.       COVENANTS

         Each of the Parent and the Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         7.1      PAYMENT OF TAXES AND CLAIMS.

         Each of the Parent and the Company will, and the Company will cause SPHI to, pay before they become delinquent,

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property, provided, that items of the foregoing description need not be paid

                           (i) while being contested in good faith and by
                  appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                           (ii) so long as the title of the Parent, the Company
                  or SPHI, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

         7.2      MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

         Each of the Parent and the Company will, and the Company will cause SPHI to,

                  (a) PROPERTY -- maintain, preserve and keep its Property in good condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, except where the failure to do so (i) could not reasonably be expected to have a Material Adverse Effect and (ii) is in conformity with the marketing strategy of the Company (A) to maximize proceeds from the sale of Real Estate Assets or (B) to sell the Real Estate Assets on an "as is" basis;

                  (b) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated, it being understood that the Parent, the Company and SPHI may self-insure against hazards and risks with respect to which, and in such amounts as, the Parent, the Company or SPHI in good faith determines to be prudent and consistent with sound financial and business practice;

                  (c) FINANCIAL RECORDS -- keep accurate and complete books of records and accounts in which full and correct entries shall be made of all its business transactions and which will permit the provision of accurate and complete financial statements in accordance with GAAP, and the Parent will cause each other Subsidiary to keep accurate and complete books of records and accounts in which full and correct entries shall be made of all its business transactions and which will permit the provision of accurate and complete financial statements in accordance with GAAP, to the extent required by the provisions of
         Section 8.1(a);

                  (d) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, subject to Section 7.9, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (e) COMPLIANCE WITH LAW -- be in compliance with all laws, ordinances or governmental rules or regulations to which it is subject (including, without limitation, any Environmental Protection Law) and obtain any licenses, certificates, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business if such non-compliance or failure to obtain could reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Parent, the Company or SPHI to conduct in the future the business it conducts at the time of such violation or failure to obtain.

         7.3      PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company set forth in Section 0 where notices, presentations and demands in respect hereof or of the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes in writing of any change of location of such office, which will in any event be located within the United States of America.

         7.4      PENSION PLANS.

                  (a) COMPLIANCE. Each of the Parent and the Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable material provisions of ERISA and the IRC.

                  (b) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. The Parent or an ERISA Affiliate will contribute sufficient amounts to each Pension Plan so that the present value of all employee benefits vested under each Pension Plan at any time will not exceed, by more than Two Million Five Hundred Thousand Dollars ($2,500,000), the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 7.4(c).

                  (c) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Parent, the Company or the actuary engaged by the Parent or the Company, as the case may be, and will comply with all requirements of law.

                  (d) PROHIBITED ACTIONS. Each of the Parent and the Company will not, and will not permit any ERISA Affiliate to:

                           (i) engage in any "prohibited transaction" (as such
                  term is defined in section 406 of ERISA or section 4975 of the
                  IRC) that would result in the imposition of a material tax or penalty;

                           (ii) incur with respect to any Pension Plan any
                  material "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                           (iii) terminate any Pension Plan in a manner that
                  could result in the imposition of a Lien on the Property of the Parent, the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                           (iv) fail to make any payment required by section 515
                  of ERISA; or

                           (v) at any time be an "employer" (as such term is
                  defined in section 3 of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term is defined in section 4001 of ERISA) required to contribute to any Multiple Employer Pension Plan if, at such time, it could reasonably be expected that the Parent, the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan or Multiple Employer Pension Plan if the aggregate amount of the taxes, penalties, funding deficiencies, interest or other amounts and any other liabilities in respect of any of the foregoing could reasonably be expected to have a Material Adverse Effect.

         7.5      LINE OF BUSINESS.

         The Company will not, and will not permit SPHI to, engage in any business other than the ownership, operation and disposition of Real Estate Assets and activities reasonably related thereto.

         7.6      INDEBTEDNESS.

                  (a) TOTAL INDEBTEDNESS. The Company will not, and will not permit SPHI to, incur or in any manner be or become liable in respect of any Indebtedness, on and after the Closing Date, except

                           (i) Indebtedness evidenced by the Notes,

                           (ii) Indebtedness evidenced by the 1995 Notes, and

                           (iii) an additional amount of Indebtedness of the
                  Company and SPHI, determined on a consolidated basis for such Persons, not exceeding Ten Million Dollars ($10,000,000) in the aggregate at any time outstanding.

                  (b) INDEBTEDNESS COVERAGE. The Company will not at any time permit the ratio of

                           (i) Qualified Indebtedness Coverage Assets at such
                  time to

                           (ii) the sum of

                                    (A) the aggregate of all Indebtedness of the
                           Company and SPHI at such time, determined on a consolidated basis for such Persons, plus

                                    (B) Scheduled Interest Payments at such
                           time, plus

                                    (C) the amount of Operating Expenses that
                           the Company and SPHI would be permitted to incur on such date pursuant to Section 7.8, plus

                                    (D) if such time is on or after the date the
                           last Real Estate Asset is sold and prior to the first date of the establishment of the Defeasance Trust pursuant to Section 7.15, the Make-Whole Amount in respect of the Notes and the 1995 Notes at such time to be less than 1.0 to 1.0.

         7.7      RESTRICTED INVESTMENTS AND RESTRICTED PAYMENTS

         The Company will not, and will not permit SPHI to, make any Restricted Investment and the Company will not declare or make, or become obligated to declare or make, any Restricted Payment (except for the Permitted Extraordinary Dividend), unless:

                  (a) immediately after, and after giving effect to, such Restricted Investment or such Restricted Payment, as the case may be, the aggregate amount of all Restricted Investments of the Company and SPHI at such time plus all Restricted Payments declared, made or obligated to be declared or made by the Company on and after the Closing Date would not exceed the sum of

                           (i) Excess Cumulative Net Proceeds at such time, plus

                           (ii) the greater of

                                    (A) Zero Dollars ($0) and

                                    (B) the result of

                                             (1) Cumulative Non-Essential
                                    Contributions at such time minus

                                             (2) the Transfer Contribution
                                    Amount at such time;

                  (b) immediately prior to, immediately after, and after giving effect to, such Restricted Investment or such Restricted Payment, as the case may be, the ratio of

                           (i) Qualified Restricted Payment Assets at such time
                  to

                           (ii) the aggregate of all Indebtedness of the Company
                  and SPHI at such time

         would not be less than 2.0 to 1.0; and

                  (c) at the time of such declaration, making or becoming obligated and immediately before, and after giving effect to, such Restricted Investment or such Restricted Payment and any concurrent transactions, no Default or Event of Default exists or would exist.

         Notwithstanding the requirements of clause (b) above and provided that the requirements of clauses (a) and (c) above have been satisfied, a cash dividend may be declared by the Company in respect of its capital stock in an amount, when added to the aggregate of other cash dividends made by the Company after the Closing Date (other than the Permitted Extraordinary Dividend) that does not exceed the aggregate amount of Cumulative Non-Essential Contributions at such time minus the Transfer Contribution Amount at such time.

         7.8      OPERATING EXPENSES

         The Company will not, and will not permit SPHI to:

                  (a) incur any Operating Expense unless Cumulative Operating Expenses at such time would not exceed the sum of

                           (i) Forty Million Dollars ($40,000,000), plus

                           (ii) Operating Expense Contributions at such time; or

                  (b) permit, at any time, the sum of

                           (i) Cumulative Operating Expenses at such time minus
                  Operating Expense Contributions at such time, plus

                           (ii) the aggregate amount outstanding on all Seller
                  Notes at such time

         to exceed Ninety Million Dollars ($90,000,000).

         7.9      MERGER AND CONSOLIDATION.

         The Company will not, and will not permit SPHI to, merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property (except as permitted under Section 7.10) to, any other Person or permit any other Person to consolidate with or merge into it (except that SPHI may merge into or consolidate with the Company if the Company is the surviving corporation); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with, or the sale, lease, transfer or other disposition by the Company of all or substantially all of its Property to, another corporation, if:

                  (a) the Company is the surviving corporation that results from such merger or consolidation; and

                  (b) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

         7.10     TRANSFERS OF PROPERTY

         The Company will not, and will not permit SPHI to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "Transfers") (provided that "Transfers" shall not include transfers of cash for the purpose of paying Operating Expenses, interest, principal or Make-Whole Amount, if any, relating to the Notes and any other Indebtedness, Restricted

Payments to the Parent and Permitted Investments), except:

                  (a) Transfers of Property, other than Real Estate Assets, if the sum of

                           (i) the book value of such Property at the time of
                  such Transfer, plus

                           (ii) the aggregate book value of all other Property
                  of the Company and SPHI, other than Real Estate Assets, that has been the subject of a Transfer (in each case measured at the time of the Transfer of such Property) during the period commencing on the Closing Date and ended at the time of such Transfer, would be less than Two Hundred Thousand Dollars ($200,000), provided that the Company will not Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of SPHI;

                  (b) any Transfer of Real Estate Assets for cash consideration or Seller Notes, or a combination of cash consideration and Seller Notes, so long as the aggregate amount outstanding with respect to all Seller Notes does not exceed Fifty Million Dollars ($50,000,000) and if either of the following conditions would be satisfied with respect to such Transfer:

                           (i) the Transfer Consideration with respect to such
                  Transfer is at least equal to the Designated Disposition Value of the Real Estate Asset which is the subject of such Transfer, or

                           (ii) the sum of

                                    (A) the Transfer Consideration with respect
                           to such Transfer, plus

                                    (B) the aggregate Transfer Consideration
                           received by the Company and SPHI with respect to all other Real Estate Assets that have been the subject of a Transfer on and after the Closing Date, plus

                                    (C) Cumulative Non-Essential Contributions
                           at such time

                  would exceed the aggregate Designated Disposition Values of all Real Estate Assets that have been the subject of Transfers (in each case measured at the time of such Transfer) on and after the Closing Date; and

                  (c) immediately prior to, and immediately after the consummation of any such Transfer, and after giving effect thereto, no Default or Event of Default exists or would exist.

         7.11     PURCHASE OBLIGATION OF THE PARENT

         The Parent will purchase Real Estate Assets, selected by the Parent and for cash consideration equal to the Designated Disposition Value of such Real Estate Assets, in an amount sufficient to provide the Company with net cash proceeds, as necessary, to pay

                  (a) the principal of and interest (and Make-Whole Amount, if any) on, the Notes, and any amounts due under Section 9.2(e) as and when the same shall become due according to the terms hereof and of the Notes (including, without limitation, the terms of Section 5.3), or

                  (b) Operating Expenses due and payable at such time.

         7.12     TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit SPHI to, enter into any material transaction or material arrangement, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except the sales contemplated by Section 7.11 or in the ordinary course of and pursuant to the reasonable requirements of the Company's or SPHI's business and upon fair and reasonable terms no less favorable to the Company or SPHI than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         7.13     LIENS.

                  (a) NEGATIVE PLEDGE. The Company will not, and will not permit SPHI to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                           (i) Liens described in Part 7.13(a)(i) of Annex 3;

                           (ii) Liens

                                    (A) arising from judicial attachments and
                           judgments,

                                    (B) securing appeal bonds or supersedeas
                           bonds, and

                                    (C) arising in connection with court
                           proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                  provided that (1) such Liens are fully released within sixty
                  (60) days of their creation or the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings and (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, construction obligations, bonds and assessments or improvements, surety and performance bonds (of a type other than set forth in Section 7.13(a)(ii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, provided that, after giving effect to any enhancement in value and use of other Property related to such Property as a result of such Lien,
                  (1) such Liens do not in the aggregate materially detract from the value of such Property and (2) the title of the Company or SPHI to, and its right to use, such Property, is not materially adversely affected thereby;

                           (iv) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance, social security and other like laws;

                           (v) Liens securing Property taxes, assessments or
                  governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 7.1; and

                           (vi) Liens in the nature of reservations, exceptions,
                  encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate detract from the value of such Property or interfere with the use of such Property in the ordinary conduct of the business of the Company and SPHI in a manner that has or could reasonably be expected to have a Material Adverse Effect.

                  (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of this Section 7.13 the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of this Section 7.13 will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.13(b).

                  (c) FINANCING STATEMENTS. The Company will not, and will not permit SPHI to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or SPHI as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or SPHI is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 7.13 or to evidence for informational purposes a lessor's interest in Property leased to the Company or SPHI.

         7.14     PRIVATE OFFERING.

         Neither the Parent nor the Company will, nor will they permit any Person acting on their behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

         7.15     DEFEASANCE.

                  (a) ESTABLISHMENT OF DEFEASANCE TRUST. If at any time neither the Company nor SPHI holds any Real Estate Assets, the Company shall contemporaneously with the sale of last Real Estate Asset and upon written notice (the "Trust Notice") to the holders of Notes then outstanding, establish a trust (the "Defeasance Trust"), solely in favor of all holders of Notes then outstanding, and irrevocably and absolutely assign, transfer, and convey to, and deposit into, said Defeasance Trust an amount of United States Governmental Obligations having interest and principal payments sufficient, in the opinion of independent certified public accountants of the Company expressed in a written certification thereof delivered to the holders of the Notes, to pay in full all remaining principal and interest payments, as the same shall fall due, in respect of all Notes then outstanding. Anything to the contrary contained herein notwithstanding, the Company may, at its sole discretion and at any time upon the delivery of a Trust Notice to the holders of Notes then outstanding, elect to establish a Defeasance Trust.

                  (b) DISCHARGE. Provided that

                           (i) the Defeasance Trust, the trustee thereof and the
                  terms and conditions (as well as the form and substance) of the indenture whereby the Defeasance Trust shall have been established shall be reasonably satisfactory to all holders of Notes then outstanding (as evidenced by their written consent thereto),

                           (ii) the purchase price of the United States
                  Governmental Obligations to be deposited into the Defeasance Trust shall have been fully paid by the Company, and such United States Governmental Obligations shall have been so deposited into the Defeasance Trust (and each holder of Notes then outstanding shall have received written verification thereof by the trustee of the Defeasance Trust) and shall, as so deposited, be unencumbered by any Lien and sufficient to pay all principal and interest to fall due on the Notes then outstanding as provided in Section 5.1 and in the Notes,

                           (iii) the Company shall have (1) paid in full all
                  fees, costs and expenses of the trustee of the Defeasance Trust and of all holders of Notes then outstanding incurred in connection with the preparation of the trust indenture and the establishment of the Defeasance Trust, including, without limitation, all reasonable attorney's fees and disbursements, and (2) prepaid in full any and all fees, costs and expenses of the trustee of the Defeasance Trust for the entire term of the Defeasance Trust,

                           (iv) the Company shall have no continuing legal or
                  equitable interest in the Defeasance Trust or the United States Governmental Obligations deposited into the Defeasance Trust (other than a reversionary interest in any such United States Governmental Obligations, or the proceeds therefrom, remaining after the full, final and indefeasible payment of all Notes and all interest thereon) and shall have no right to direct or instruct the trustee of the Defeasance Trust, or to remove such trustee, or to otherwise require such trustee to take any action with respect to such United States Governmental Obligations or otherwise,

                           (v) no Event of Default shall have occurred and be
                  continuing at the time of such deposit,

                           (vi) the Company shall have delivered the Trust
                  Notice to all holders of Notes then outstanding and a legal opinion of counsel to the Company, reasonably satisfactory to all holders of Notes then outstanding (as evidenced by their written approval thereof), stating, among other things which any holder of Notes then outstanding may reasonably request, that (1) the Defeasance Trust is validly created and duly constituted and that the sole beneficiaries thereof are the holders of Notes then outstanding, (2) the United States Governmental Obligations deposited therein were validly contributed to the Defeasance Trust and constitute a legal and valid res of the Defeasance Trust, (3) the Company's actions in creating the Defeasance Trust and contributing the United States Governmental Obligations thereto were duly authorized and valid, (4) the Company, as the settlor of the Defeasance Trust, has no right, title or interest in and to the Defeasance Trust or the res thereof (other than a reversionary interest in any United States Governmental Obligations or the proceeds thereof remaining after the full, final and indefeasible payment of all Notes and all interest thereon) and has no power of direction, or right of removal, with respect to the trustee of the Defeasance Trust, (5) all fees, costs and expenses of the trustee for the entire term of the Defeasance Trust have been prepaid in full and (6) the creation of the Defeasance Trust and the depositing of the United States Governmental Obligations therein shall not, for IRC purposes with respect to any holder of Notes then outstanding, result in a taxable event whereby (x) such holder may become liable to pay a tax on any gain deemed to have arisen with respect to such transaction or (y) such holder shall have been deemed to have suffered a loss with respect to such transaction and (7) such holder will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if the Notes were paid in the accordance with their terms and the terms of this Agreement and such defeasance and discharge were not to occur;

                           (vii) all principal, interest costs, expenses and
                  other sums due and payable under the this Agreement to the holders of Notes outstanding on the date the Defeasance Trust is created shall have been paid in full; and

                           (viii) the Company shall have delivered to the
                  holders of Notes then outstanding an opinion of independent certified public accountants of the Company, reasonably satisfactory to such holders, stating that (i) the amount of United States Government Obligations deposited in the Defeasance Trust are sufficient to pay in full all remaining principal and interest payments, as the same shall fall due, in respect of all Notes then outstanding and (ii) under GAAP the creation of the Defeasance Trust and the depositing of the United States Governmental Obligations therein shall not result, with respect to any such holder, in an exchange of the Note or Notes of such holder for all or part of such United States Governmental Obligations which exchange would result in a gain or loss being realized by such holder under GAAP in respect of such transaction, then and in that case, all financial and restrictive covenants in respect of the Company set forth in Section 7 (other than this Section 7.15) of this Agreement shall be discharged; provided, however, if the contribution to the Defeasance Trust of any United States Governmental Obligations is invalidated, declared to be fraudulent or preferential, set aside, or if any such United States Governmental Obligations are required to be returned or redelivered to the Company, or any custodian, trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such invalidation, return or redelivery, the financial and restrictive covenants set forth in Section 7 of this Agreement shall be revived and restored.

         As used in this Section 7.15, the term "United States Governmental Obligations" shall mean any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         7.16     PERFORMANCE OF AGREEMENT.

         The Parent shall not cause or permit the Company or SPHI to take any action, or fail to take any action, which would result in a violation of any term or condition of this Agreement.

8.       INFORMATION AS TO PARENT AND COMPANY

         8.1      FINANCIAL AND BUSINESS INFORMATION.

                  (a)      INFORMATION AS TO THE PARENT.

                  The Parent shall deliver to each holder of Notes:

                           (i) Quarterly Statements -- as soon as practicable
                  after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), and in any event within ninety (90) days thereafter:

                                    (A) an unaudited consolidated balance sheet
                           of the Parent and its consolidated subsidiaries as at the end of such quarter, and

                                    (B) unaudited consolidated statements of
                           earnings and cash flows of the Parent and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the previous fiscal year, and certified by a principal financial officer of the Parent that said financial statements fairly present the consolidated financial condition and results of operations and cash flows of the Parent and its consolidated subsidiaries, in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments), and accompanied by the certificate required by Section 0; and

                           (ii) Annual Statements -- as soon as practicable
                  after the end of each fiscal year of the Parent, and in any event within one hundred twenty (120) days thereafter:

                                    (A) a consolidated balance sheet of the
                           Parent and its consolidated subsidiaries, as at the end of such year, and

                                    (B) consolidated statements of earnings,
                           changes in stockholders' equity and cash flows of the Parent and its consolidated subsidiaries for such year,

                  setting forth in each case in comparative form the corresponding figures for the previous fiscal year, and accompanied by

                                    (1) an opinion thereon of the accountants
                           named in Section 0(a) or other independent certified public accountants of recognized national standing selected by the Parent, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion,

                                    (2) a certification by a principal financial
                           officer of the Parent that such consolidated statements are complete and correct in all material respects, and

                                    (3) the certificate required by Section 0.

                  (b) INFORMATION AS TO THE COMPANY.

                  The Company shall deliver to each holder of Notes:

                           (i) Quarterly Statements -- as soon as practicable
                  after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within ninety (90) days thereafter:

                                    (A) an unaudited consolidated balance sheet
                           of the Company and its consolidated subsidiaries as at the end of such quarter, and

                                    (B) unaudited consolidated statements of
                           earnings and cash flows of the Company and its consolidated subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the previous fiscal year, and certified by a principal financial officer of the Company that said financial statements fairly present the consolidated financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries, in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments), and accompanied by the certificate required by Section 0; and

                           (ii) Annual Statements -- as soon as practicable
                  after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter:

                                    (A) a consolidated balance sheet of the
                           Company and its consolidated subsidiaries as at the end of such year, and

                                    (B) consolidated statements of earnings,
                           changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for such year,

                  setting forth in each case in comparative form the corresponding figures for the previous fiscal year, and accompanied by

                                    (1) an opinion thereon of the accountants
                           named in Section 0(a) or other independent certified public accountants of recognized national standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion,

                                    (2) a certification by a principal financial
                           officer of the Company that such consolidated statements are complete and correct in all material respects,

                                    (3) the certificates required by Section 0
                           and Section 0, and

                                    (4) such other information as may be
                           reasonably be requested by any holder of Notes.

                  (c) INFORMATION AS TO THE PARENT AND THE COMPANY.

                  The Parent and the Company shall deliver to each holder of
Notes:

                           (i) AUDIT REPORTS -- promptly upon receipt thereof, a
                  copy of each report submitted to the Company or SPHI by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or SPHI;

                           (ii) SEC AND OTHER REPORTS -- promptly upon their
                  becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Parent, the Company or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Parent, the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

                           (iii) ERISA -- promptly upon becoming aware of the
                  occurrence of any

                                    (A) "reportable event" (as such term is
                           defined in section 4043 of ERISA) and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations, or

                                    (B) "prohibited transactions" (as such term
                           is defined in section 406 or section 4975 of the IRC)

                  in connection with any Pension Plan or any trust created thereunder if the liability to the Parent, the Company or any ERISA Affiliate, taken together with any other such liabilities could reasonably be expect to have a Material Adverse Effect, a written notice specifying the nature thereof, what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the DOL or the PBGC with respect thereto;

                           (iv) ERISA WAIVERS -- prompt written notice of and a
                  description of any request pursuant to section 303 of ERISA or section 412 of the IRC for, or notice of the granting pursuant to said section 303 or section 412 of, a waiver in respect of all or part of the minimum funding standard set forth in ERISA or the IRC, as the case may be, of any Pension Plan, and, in connection with the granting of any such waiver, the amount of any waived funding deficiency (as such term is defined in said section 303 or said section 412) and the terms of such waiver, in each of the cases specified in this clause (iv), where the effect of such conditions or events or of events or conditions related thereto would reasonably be expected to have a Material Adverse Effect;

                           (v) OTHER ERISA NOTICES -- prompt written notice of
                  and, where applicable, a description of

                                    (A) any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                                    (B) any distress termination notice
                           delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                                    (C) the placement of any Multiemployer Plan
                           in reorganization
                           status under Title IV of ERISA,

                                    (D) any Multiemployer Plan becoming
                           "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA,

                                    (E) the whole or partial withdrawal of the
                           Parent or the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

                                    (F) the withdrawal of the Parent or the
                           Company or any ERISA Affiliate from any Multiple Employer Pension Plan and the withdrawal liability under ERISA incurred in connection therewith;

                  and, in each of the cases specified in this clause (v), where the effect of any such notice, condition or event or of any event or condition related thereto would reasonably be expected to have a Material Adverse Effect;

                           (vi) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within
                  five (5) Business Days of becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto;

                           (vii) NOTICE OF CLAIMED DEFAULT -- within five (5)
                  Business Days of becoming aware that the holder of any Note, or of any evidence of Indebtedness or other Security of the Parent, the Company or SPHI, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Parent or the Company, as the case may be, is taking or proposes to take with respect thereto;

                           (viii) ACTIONS, PROCEEDINGS -- promptly after the
                  commencement thereof, notice of any action or proceeding relating to the Parent, the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

                           (ix) CERTAIN ENVIRONMENTAL MATTERS -- prompt written
                  notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in
                  Section 2.14; and

                           (x) REQUESTED INFORMATION -- with reasonable
                  promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation,

                                    (A) copies of any statement, report or
                           certificate furnished to any holder of any Indebtedness or any Security of the Parent, the Company or SPHI,

                                    (B) information requested to comply with any
                           request of the National Association of Insurance Commissioners in respect of the designation of the Notes,

                                    (C) information requested to comply with
                           17 C.F.R. Section 230.144A, as amended from time to time,

                                    (D) information regarding the impact of the
                           occurrence of the year 2000 on the Parent, the Company and its Significant Subsidiaries and plans of the Company to address any such impact;

                  provided that any such request with respect to any of the data and information referred to in the foregoing clauses (A), (B),
                  (C) and (D) shall be deemed to be reasonable for purposes of this Section 8.1(c)(x).

         8.2      OFFICERS' CERTIFICATES.

         Each set of financial statements delivered to each holder of Notes pursuant to Section 0(a) or Section 0(b) shall be accompanied by a certificate of the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Parent (in the case of statements delivered pursuant to Section 8.1(a)) or the Company (in the case of statements delivered pursuant to Section 8.1(b)), setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Parent or the Company, as the case may be, was in compliance with the requirements of
         Section 7.6 through Section 7.10, inclusive, during the period covered by the earnings statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence);

                  (b) EVENT OF DEFAULT -- a statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Parent, the Company and SPHI from the beginning of the accounting period covered by the earnings statements being delivered therewith to the date of the certificate and that such review did not disclose the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent or the Company, as the case may be, has taken or proposes to take with respect thereto; and

                  (c) REAL ESTATE ASSETS -- in the case of certificates of the officers of the Company, a complete and correct list of each of the Real Estate Assets and the Designated Disposition Value with respect thereto, in each case as at the date of such certificate, together with a detailed calculation and explanation of each reduction in the Designated Disposition Value of any Real Estate Asset effected during such period and the "Pro-Rata Basis" on which such reduction shall have been made. If, at any time within sixty (60) days after receipt by the holders of the Notes of any certificate containing information required by this clause (c), the holders of at least fifty percent (50%) in principal amount of the Notes (exclusive of Notes held by any one or more of the Parent, the Company, any Subsidiary and any Affiliate) at the time outstanding shall disagree with the reduction in the Designated Disposition Value of any Real Estate Asset effected during the period covered by such certificate, the Company shall, in its discretion, either (i) adjust such reduction to the satisfaction of such holders or (ii) employ, at the expense of the Company, an independent appraiser satisfactory to such holders to determine the appropriate Pro-Rata Basis of such reduction. Any such determination by an independent appraiser shall be binding upon the Company and the holders of the Notes.

         8.3      ACCOUNTANTS' CERTIFICATES.

         Each set of annual financial statements delivered pursuant to Section 0(b)(ii) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed Section 7.1 through
Section 7.14, inclusive, of this Agreement insofar as such Sections relate to accounting matters and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof, provided that nothing in this Section 8.3 shall obligate such accountants to review any Section of this Agreement other than the aforesaid
Section 7.1 through Section 7.14 and the related definitions.

         8.4      INSPECTION.

                  (a) PARENT, COMPANY AND SPHI. The Parent and the Company shall permit the representatives of each holder of Notes, at the expense of such holder (or, if a Default or Event of Default shall exist at such time, at the expense of the Company) to visit and inspect any of the Properties of the Parent, the Company or SPHI to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Parent and the Company authorize said accountants to discuss the finances and affairs of the Parent, the Company and SPHI) all at such reasonable times and as often as may be reasonably requested.

                  (b) OTHER SUBSIDIARIES. The Parent shall use its best efforts to provide the representatives of each holder of Notes, at the expense of such holder (or, if a Default or Event of Default shall exist at such time, at the expense of the Company) access to and inspection of the Properties of each other Subsidiary to examine such Subsidiary's books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss such Subsidiary's affairs, finances and accounts with such Subsidiary's officers, employees and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the finances and affairs of the Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

         8.5      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 8.5, "Confidential Information" means information delivered to you by or on behalf of the Parent, the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Parent, the Company or such Subsidiary, provided that such term does not include information that

                  (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Parent, the Company or any Subsidiary or

                  (d) constitutes financial statements delivered to you under
         Section 8.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to

                           (i) your directors, officers, employees, agents,
                  attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes) who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.5 to the extent contemplated by such confidentiality procedures,

                           (ii) your financial advisors and other professional
                  advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
                  Section 8.5,

                           (iii) any other holder of any Note,

                           (iv) any Institutional Investor to which you sell or
                  offer to sell your Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.5),

                           (v) any Person from which you offer to purchase any
                  Security of the Parent, the Company or any Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
                  Section 8.5),

                           (vi) any federal or state regulatory authority having
                  jurisdiction over you,

                           (vii) the National Association of Insurance
                  Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

                           (viii) any other Person to which such delivery or
                  disclosure may be necessary or appropriate

                                    (A) to effect compliance with any law, rule,
                           regulation or order applicable to you,

                                    (B) in response to any subpoena or other
                           legal process,

                                    (C) in connection with any litigation to
                           which you are a party or

                                    (D) if an Event of Default has occurred and
                           is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 8.5 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent and the Company embodying the provisions of this Section 8.5.

9.       EVENTS OF DEFAULT

         9.1      NATURE OF EVENTS.

         An "Event of Default" shall exist if any of the following occurs and is continuing:

                  (a) PRINCIPAL OR MAKE-WHOLE AMOUNT PAYMENTS -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due or the Company shall fail to comply with any of its obligations set forth in Section 5.3;

                  (b) INTEREST PAYMENTS -- the Company shall fail to make any payment of interest on any Note on or before five (5) Business Days after the date such payment is due;

                  (c) PARTICULAR COVENANT DEFAULTS -- the Parent, the Company or SPHI shall fail to perform or observe any covenant contained in Section
         7.6 through Section 7.13, inclusive, or in Section 0(c)(vi) or Section 0(c)(vii);

                  (d) OTHER DEFAULTS -- the Parent, the Company or SPHI shall fail to comply with any other provision hereof and such failure shall continue for more than thirty (30) days after the date on which such failure shall first become known to any officer of the Parent or the Company;

                  (e) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Parent or the Company contained herein or in any document or instrument furnished in compliance with or in reference hereto shall have been false or misleading in any material respect when made;

                  (f) DEFAULT ON INDEBTEDNESS OR SECURITY --

                           (i) the Parent, the Company or SPHI shall fail to
                  make any payment on any Indebtedness or any Security at final maturity, or

                           (ii) any event shall occur or any condition shall
                  exist in respect of any Indebtedness or any Security of the Parent, the Company or SPHI, or under any agreement securing or relating to any such Indebtedness or Security, that has caused the holders of such Indebtedness or Security, or a portion thereof, to accelerate the payment of such Indebtedness or Security prior to its stated maturity or prior to its regularly scheduled date or dates of payment, provided that the aggregate amount of all obligations in respect of all such Indebtedness and Securities referred to in this clause (f) exceeds at such time Five Million Dollars ($5,000,000);

                  (g)      INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                           (i) a receiver, liquidator, custodian or trustee of
                  the Parent, the Company, or SPHI, or of all or any of the Property of any of the foregoing, shall be appointed by court order and such order remains in effect for more than thirty
                  (30) days; or an order for relief shall be entered with respect to the Parent, the Company or SPHI, or the Parent, the Company or SPHI shall be adjudicated a bankrupt or insolvent; or

                           (ii) any of the Real Estate Assets shall be
                  sequestered by court order and such order remains in effect for more than thirty (30) days (provided that the temporary inability of the Company or SPHI to enforce its rights with respect to any Real Estate Loan resulting from the operation of the automatic stay in connection with bankruptcy proceedings of the related obligor on such Real Estate Loan shall not be deemed to be a sequestration of such Real Estate
                  Loan), or any other Property of the Parent, the Company or SPHI shall be sequestered by court order and such order remains in effect for more than thirty (30) days and the sequestration of such Property could reasonably be expected to have a Material Adverse Effect; or

                           (iii) a petition shall be filed against the Parent,
                  the Company or SPHI under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing;

                  (h) VOLUNTARY PETITIONS -- the Parent, the Company or SPHI shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law, excluding any such filing for the purpose of a reconstruction, reorganization, merger, consolidation or other arrangement on terms approved, prior to such filing, by the holders of at least fifty percent (50%) in principal amount of the Notes (exclusive of Notes held by any one or more of the Parent, the Company, any Subsidiary and any Affiliate) at the time outstanding;

                  (i) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the Parent, the Company or SPHI shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or fails, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Parent, the Company or SPHI or of all or any part of the Property of the Parent, the Company or SPHI; or

                  (j) UNDISCHARGED FINAL JUDGMENTS -- a final judgment or final judgments for the payment of money aggregating in excess of One Million Dollars ($1,000,000) shall be outstanding against one or more of the Parent, the Company and SPHI and any one of such judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been stayed or discharged in full, provided that the calculation of the aforesaid One Million Dollars ($1,000,000) shall exclude any final judgment to the extent, but only to the extent, such judgment will be covered by payments from insurance maintained by the Parent, the Company or SPHI and

                           (i) the issuer of such insurance has agreed, in
                  writing, to make such payment in respect of such judgment or

                           (ii) if the issuer of such insurance has not agreed
                  to make such payment in respect of such judgment,

                                    (A) the liability of such issuer to make
                           such payment is being contested in good faith by appropriate proceedings,

                                    (B) adequate reserves have been established
                           in respect of such judgment and

                                    (C) nonpayment of such judgment could not
                           reasonably be expected to have a Material Adverse Effect.

         9.2      DEFAULT REMEDIES.

                  (a)      ACCELERATION ON EVENT OF DEFAULT.

                           (i) If an Event of Default specified in clause (g),
                  clause (h) or clause (i) of Section 0 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                           (ii) If an Event of Default other than those
                  specified in clause (g), clause (h) and clause (i) of Section 0 shall exist, the Required Holders may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

                  (b) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in Section 0(a) or Section 0(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section

         0(a)(ii), any holder of Notes that shall have not consented to any waiver with respect to such Event of Default may, at such holder's option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other further notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

                  (c) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

                  (d) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 0(a)(ii) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 0(a) and Section 0(b).

                  (e) NONWAIVER AND EXPENSES. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision hereof, the Company shall pay to each holder of Notes, to the extent permitted by law,

                           (i) such further amounts as shall be sufficient to
                  cover the costs and expenses, including but not limited to reasonable attorneys' fees and expenses, incurred by such holder in collecting any sums due on such Notes, and

                           (ii) all expenses incurred by any holder of Notes in
                  connection with the enforcement, assessment or analysis of any rights under this Agreement and the Notes and any rights or remedies that are or may be available to such holder (including in each such case, without limitation, all reasonable attorneys' and financial advisors' fees and expenses and the allocated reasonable cost of such holder's counsel who are its employees or its affiliates' employees).

         9.3      ANNULMENT OF ACCELERATION OF NOTES.

         If a declaration is made pursuant to Section 0(a)(ii), then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 0(a)(ii)) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 0 or otherwise made good or cured,

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

10.      INTERPRETATION OF THIS AGREEMENT

         10.1     TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  AFFILIATE -- means, at any time, the Parent and any other Person (other than SPHI)

                           (a) for the purposes of Section 5.6, Section 8.2(c),
                  Section 9.1(h), the definition of "Required Holders" in
                  Section 10.1, Section 11.5(a) and Section 11.5(b)(iii),

                                            (i) that directly or indirectly
                           through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent or the Company,

                                            (ii) that beneficially owns or holds
                           five percent (5%) or more of any class of the Voting Stock of the Parent or the Company, or

                                            (iii) five percent (5%) or more of
                           the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Parent, the Company or a Subsidiary, at such time, and

                           (b) for the purposes of Section 2.3, Section 7.12 and
                  as otherwise used in this Agreement,

                                            (i) that directly or indirectly
                           through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

                                            (ii) that beneficially owns or holds
                           five percent (5%) or more of any class of the Voting Stock of the Company, or

                                            (iii) five percent (5%) or more of
                           the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company, at such time.

         As used in this definition,

                           Control -- means the possession, directly or
                  indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  AGREEMENT, THIS -- means this agreement, as it may be amended and restated from time to time.

                  BUSINESS DAY -- means, at any time, a day other than a Saturday, a Sunday or, in the case of any Note with respect to which the provisions of Section 0 are applicable, a day on which the bank designated (by the holder of such Note) to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

                  CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time.

                  CLOSING -- Section 0.

                  CLOSING DATE -- Section 0.

                  COMPANY -- has the meaning specified in the introductory sentence.

                  CONFIDENTIAL INFORMATION -- Section 8.5.

                  CONSOLIDATED NET WORTH -- means, at any time, total stockholders' equity as would be shown on a consolidated balance sheet of the Parent and the Subsidiaries at such time, determined on a consolidated basis for such Persons in accordance with GAAP.

                  CONTRIBUTIONS -- means cash contributions made by the Parent to the capital of the Company after the Closing Date.

                  CUMULATIVE NON-ESSENTIAL CONTRIBUTIONS -- means, at any time, the aggregate of all Contributions (other than Operating Expense Contributions or Contributions directly or indirectly utilized to enable the Company to pay principal, interest, Make-Whole Amount or other amounts due in respect of the Notes) at or prior to such time.

                  CUMULATIVE OPERATING EXPENSES -- means, at any time, the aggregate amount of Operating Expenses of the Company and SPHI, determined on a consolidated basis for such Persons, paid, or due and payable, from and including the Closing Date to such time.

                  DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  DESIGNATED DISPOSITION VALUE -- means, at any time, with respect to each Real Estate Asset, the amount set forth on Annex 4 pertaining to such Real Estate Asset, adjusted as follows: the Designated Disposition Value shall, subject to the provisions of
         Section 8.2(c), be reduced

                           (a) with respect to any Real Estate Property, on a
                  Pro-Rata Basis in the event that a portion or portions of such Real Estate Property shall have been sold at or prior to such time, or

                           (b) with respect to any Real Estate Loan, on a
                  dollar-for-dollar basis to the extent that principal reductions shall have been made on such Real Estate Loan at or prior to such time;

         provided that in the case of any Real Estate Loan made by the Company or SPHI in the form of a Seller Note, the net book value (determined in accordance with GAAP) of such Seller Note shall in all cases be deemed to be its Designated Disposition Value. As used herein, the term "Pro-Rata Basis" means, with respect to any portion of any Real Estate Property sold, the relationship of such portion sold to the portion retained by the Company on a basis which is reasonably related to the respective fair market values of the portions sold and retained at the time of such sale, provided that the sum of the Designated Disposition Value assigned to the portion sold plus the Designated Disposition Value assigned the portion retained shall equal the Designated Disposition Value of such Real Estate Property prior to adjustment.

                  DOL -- means the Department of Labor and any successor agency.

                  DOWNGRADE EVENT -- means the existence or occurrence of any one or more of the following conditions:

                           (a) the Parent shall have senior unsecured debt
                  obligations with an actual credit rating of lower than "BBB-" by S&P or lower than "Baa3" by Moody's,

                           (b) the Parent shall have subordinated unsecured debt
                  obligations with an actual credit rating of lower than "BB+" by S&P or lower than "Ba1" by Moody's or

                           (c) the Parent shall fail to have any unsecured debt
                  obligations with a credit rating issued by S&P or Moody's, unless

                                    (i) the Company shall have obtained, and
                           shall maintain on an ongoing basis, at its expense, private letter ratings of the Notes of at least "BBB-" from S&P and of at least "Baa3" from Moody's, or an Issuer Credit Rating (or a comparable rating) of the Parent of at least "BBB-" from S&P and an Issuer Rating (or a comparable rating) of the Parent of at least "Baa3" from Moody's and

                                    (ii) Consolidated Net Worth shall, at all
                           times, be at least Eight Hundred Million Dollars ($800,000,000).

                  DOWNGRADE PREPAYMENT DATE -- Section 5.3(a).

                  ENVIRONMENTAL PROTECTION LAW -- means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         As used in this definition:

                           CERCLA -- means the Comprehensive Environmental
                  Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

                           RCRA -- means the Resource Conservation and Recovery
                  Act of 1976, as amended, and any rules and regulations issued in connection therewith; and

                           SARA -- means the Superfund Amendments and
                  Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  ERISA AFFILIATE -- means any corporation or trade or business that

                           (a) is a member of the same controlled group of
                  corporations (within the meaning of section 414(b) of the IRC) as the Parent or the Company,

                           (b) is under common control (within the meaning of
                  section 414(c) of the IRC) with the Parent or the Company,

                           (c) is a member of the same affiliated service group
                  (within the meaning of section 414(m) of the IRC) as the Parent or the Company, or

                           (d) is combined or otherwise aggregated with the
                  Parent or the Company pursuant to regulations issued under section 414(o) of the IRC.

                  EVENT OF DEFAULT -- Section 0.

                  EXCESS CUMULATIVE NET PROCEEDS -- means, at any time, an amount equal to the result of

                           (a) the aggregate net cash proceeds received by the
                  Company and SPHI from all Real Estate Assets sold, paid down or repaid at or prior to such time minus

                           (b) the aggregate of the Designated Disposition
                  Values for such Real Estate Assets, in each case determined as of the date of sale, pay down or repayment of such Real Estate Asset.

                  FINANCING DOCUMENTS -- means the Note Purchase Agreements, the Notes, and any other agreements and instruments to be executed pursuant to the terms of each of such documents, as each may be amended from time to time.

                  FOREIGN PENSION PLAN -- means any plan, fund or other similar program

                           (a) established or maintained outside of the United
                  States of America by any one or more of the Parent, the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Parent, the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement and

                           (b) not otherwise subject to ERISA.

                  GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

                  GOVERNMENTAL AUTHORITY -- means

                           (a) the government of

                                    (i) the United States of America and any
                           state or other political subdivision thereof, or

                                    (ii) any jurisdiction (y) in which the
                           Parent, the Company or any Subsidiary conducts all or any part of its business or (z) that asserts jurisdiction over the conduct of the affairs or Properties of the Parent, the Company or any Subsidiary, and

                           (b) any entity exercising executive, legislative,
                  judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  GUARANTY -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (including, without limitation, by means of a surety bond, letter of credit or other similar instrument, whether or not designated as a "guaranty") any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                           (a) to purchase such indebtedness or obligation or
                  any Property or assets constituting security therefor;

                           (b) to advance or supply funds

                                    (i) for the purpose of payment of such
                           indebtedness or obligation, or

                                    (ii) to maintain working capital or other
                           balance sheet condition, statement of financial condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                           (c) to lease Property or to purchase Securities or
                  other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                           (d) otherwise to assure the owner of the indebtedness
                  or obligation of the Primary Obligor against loss in respect thereof.

         For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

                  HAZARDOUS SUBSTANCES -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which is required, or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  INDEBTEDNESS -- with respect to any Person means, at any time, without duplication,

                           (a) its liabilities for borrowed money (whether or
                  not evidenced by a Security);

                           (b) any liabilities for borrowed money secured by any
                  Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                           (c) its liabilities in respect of Capital Leases;

                           (d) the present value of all its liabilities for
                  payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight percent (8%) per annum; and

                           (e) all obligations of such Person in respect of
                  Guaranties, letters of credit or instruments serving a similar function and endorsements, in each case in respect of or in support of the obligations of any other Person of the type set forth in clause (a) through clause (d) of this definition.

                  INSTITUTIONAL INVESTOR -- means the Purchasers, any affiliate of any of the Purchasers, and any holder of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act.

                  INVESTMENT -- means any investment, made in cash or by delivery of Property, by the Parent, the Company or SPHI:

                           (a) in any Person, whether by acquisition of stock,
                  indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or

                           (b) in any Property.

         Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

                  IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

                  IRS -- means the Internal Revenue Service and any successor agency.

                  LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property. For the purposes hereof, the Parent, the Company and each Subsidiary is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

                  MAKE-WHOLE AMOUNT -- means, with respect to any date (a "Prepayment Date") and any principal amount ("Prepaid Principal") of Notes required or desired for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date, the greater of

                           (a) Zero Dollars ($0), or

                           (b) (i) the sum of the present values of the then remaining scheduled payments of principal and interest that would be payable in respect of such Prepaid Principal but for such prepayment or acceleration, minus

                                    (ii)    the sum of

                                            (A) the amount of such Prepaid
                                             Principal, plus

                                            (B) the amount of interest accrued
                                    on such Prepaid Principal since the
                                    scheduled interest payment date immediately preceding such Prepayment Date.

         In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by two (2), and a discount period of six (6) months of thirty (30) days each, shall be used.

         As used in this definition:

                           Make-Whole Discount Rate -- means, with respect to
                  any Prepayment Date and Prepaid Principal, the sum of

                                    (a) the per annum percentage rate (rounded
                           to the nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the annual yield to maturity of the United States Treasury obligation listed in the Applicable H.15 as of such Prepayment Date for the then most recently available day in such Applicable H.15 with a Treasury Constant Maturity (as defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal determined as of such Prepayment Date, plus

                                    (b) fifty one-hundredths percent (0.50%) per
                           annum.

                  For purposes of clause (a) of the preceding sentence, if no United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to the Weighted Average Life to Maturity of such Prepaid Principal is listed, the yields for the two (2) published United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                           Applicable H.15 -- means, at any time, United States
                  Federal Reserve Statistical Release H.15(519) or its successor publication then most recently published and available to the public or, if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

                           Weighted Average Life to Maturity -- means, with
                  respect to any Prepayment Date and Prepaid Principal, the number of years obtained by dividing the Remaining Dollar-Years of such Prepaid Principal determined on such Prepayment Date by such Prepaid Principal.

                           Remaining Dollar-Years -- means, with respect to any
                  Prepayment Date and Prepaid Principal, the result obtained by

                                    (a) multiplying, in the case of each
                           required payment of principal (including payment at maturity) that would be payable in respect of such Prepaid Principal but for such prepayment,

                                            (i)  an amount equal to such
                                    required payment of principal, by

                                            (ii) the number of years (calculated
                                    to the nearest one-twelfth (1/12) that will elapse between such Prepayment Date and the date such required principal payment would be due if such Prepaid Principal had not been so prepaid, and

                                    (b) calculating the sum of each of the
                           products obtained in the preceding subsection (a).

                  MARGIN SECURITY -- means "margin stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

                  MATERIAL ADVERSE EFFECT -- means a material adverse effect on the business, profits, Properties or condition (financial or otherwise) of the Parent, the Company and the Subsidiaries, taken as a whole, or the ability of the Parent or the Company to perform their respective obligations under the Financing Documents.

                  MOODY'S -- Section 10.1 (in the definition of "Nationally Recognized Rating Agency").

                  MULTIEMPLOYER PLAN -- means any multiemployer plan (as defined in section 3(37) of ERISA) in respect of which the Parent, the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

                  MULTIPLE EMPLOYER PENSION PLAN -- means any employee benefit plan within the meaning of section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of

         ERISA, constituting a "single-employer plan" (as defined in section 4001 of ERISA) which has two (2) or more "contributing sponsors" (as defined in section 4001 of ERISA), at least two (2) of which are not under "common control" (as defined in section 4001 of ERISA) and to which the Parent, the Company or any ERISA Affiliate contribute; provided that for purposes of this Agreement the Chicago Title & Trust Pension Plan shall be deemed not to be a Multiple Employer Pension Plan.

                  NATIONALLY RECOGNIZED RATING AGENCY -- means either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), or Moody's Investors Service ("Moody's"), or Duff & Phelps Credit Rating Co.

                  1995 NOTES -- means the Company's 8.62% Senior Notes due February 23, 2000 issued pursuant to those certain Note Purchase Agreements, each dated January 15, 1995, between the Company and each of the purchasers identified on Annex 1 thereto, as amended by the Amendment to Note Purchase Agreement, dated as of June 23, 1995, the Amendment No. 2 to Note Purchase Agreement, dated as of November 6, 1995, and the Third Amendment to Note Purchase Agreement, dated as of the date hereof.

                  NOTE PURCHASE AGREEMENT -- Section 0(c).

                  NOTES -- Section 0.

                  OPERATING EXPENSE CONTRIBUTIONS -- means, at any time, the aggregate amount of Contributions

                           (a) directly applied by the Company or SPHI to the
                  payment of Operating Expenses after the Closing Date and prior to such time and

                           (b) which the Company is under no obligation to repay to the Parent.

                  OPERATING EXPENSES -- means any and all expenses and other amounts incurred or expended by the Company or SPHI in the operation of its business, including, without limitation, property taxes, construction bonds and assessments, legal expenses, rental and lease payments, employee salaries, telephone and utility costs and similar items.

                  OTHER PURCHASERS --  Section 0(c).

                  NORTH NATOMAS PROPERTIES -- means the Real Estate Properties identified on Part 10.1 of Annex 3.

                  PARENT -- has the meaning specified in the introductory sentence.

                  PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

                  PENSION PLAN -- means, at any time, any "employee pension benefit plan" (as defined in section 3 of ERISA) maintained at such time by the Parent, the Company or any ERISA Affiliate for employees of the Parent, the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan; provided that for purposes of this Agreement the Chicago Title & Trust Pension Plan shall be deemed not to be a Pension Plan.

                  PERMITTED EXTRAORDINARY DIVIDEND -- means the dividend by the Company to the Parent, on or about the Closing Date, in the amount of up to Thirty-Nine Million Five Hundred Thousand Dollars ($39,500,000).

                  PERMITTED INVESTMENTS -- means, at any time, the following:

                           (a) Investments in direct obligations of, or
                  obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations mature within three (3) years from the date of acquisition thereof;

                           (b) Investments in commercial paper of corporations
                  that at the time of acquisition thereof have an assigned rating in one of the top two rating classifications by a Nationally Recognized Rating Agency, provided that such commercial paper matures within two hundred seventy (270) days from the date of acquisition thereof;

                           (c) Investments in any open-ended money market mutual
                  fund that invests solely in so-called "money market" instruments maturing not more than one (1) year after the acquisition thereof, which fund has total assets in excess of One Billion Dollars ($1,000,000,000) and which is regulated by the Investment Company Act of 1940, as amended, and which Investments would be classified as a current asset under GAAP;

                           (d) Investments in any mutual fund that invests
                  solely in preferred stocks of corporations that have an assigned rating in one of the top two rating categories by a Nationally Recognized Rating Agency and which fund is regulated by the Investment Company Act of 1940, as amended;

                           (e) Investments in certificates of deposit,
                  eurodollar deposits, repurchase agreements and bankers' acceptances maturing within one (1) year from the date of acquisition, issued by a commercial bank organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000);

                           (f) Investments in any obligation of any state of the
                  United States of America, or municipality thereof, that at the time of acquisition thereof have an assigned rating in one of the top two rating categories by a Nationally Recognized Rating Agency; provided that such obligations mature within three (3) years of the date of acquisition thereof;

                           (g) Investments in local deposit accounts maintained
                  for operating funds of the Company and SPHI; and

                           (h) Investments existing on the Closing Date and
                  disclosed in Part 10.1 of Annex 3.

         Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon, in any case without giving effect to any write-down in the value thereof.

                  PERSON -- means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  PLACEMENT MEMORANDUM -- Section 0.

                  PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  PURCHASER -- means the Persons listed as purchasers of Notes on Annex 1.

                  QUALIFIED INDEBTEDNESS COVERAGE ASSETS -- means

                           (a) at any time, when the Company or SPHI holds Real
                  Estate Assets, the sum (without duplication) of

                                    (i) the aggregate Allowable Value of all
                           Real Estate Assets held by the Company and SPHI at such time, plus

                                    (ii) cash of the Company and SPHI at such
                           time, plus

                                    (iii) Permitted Investments (other than cash
                           and Real Estate Assets) of the Company and SPHI at such time, and

                           (b) at any time, when neither the Company nor SPHI
                  holds any Real Estate Assets, cash of the Company and SPHI at such time.

         As used in this definition:

                                    Allowable Value -- means,

                                    (i) with respect to each North Natomas
                           Property, the Designated Disposition Value of such Real Estate Property at such time,

                                    (ii) with respect to each Real Estate Loan
                           which is a Seller Note, the net book value
                           (determined in accordance with GAAP) of such Seller Note at such time, and

                                    (iii) with respect to each of the other Real
                           Estate Assets not covered by subclause (i) or subclause (ii) above, the lesser of

                                             (A) the Designated Disposition
                                    Value of such Real Estate Asset at such time and

                                             (B) the net book value (determined
                                    in accordance with GAAP) of such Real Estate
                                    Asset at such time.

                  QUALIFIED RESTRICTED PAYMENT ASSETS -- means, at any time, the sum (without duplication) of

                           (a) the lesser of

                                    (i) the aggregate Designated Disposition
                           Value of all Real Estate Assets held by the Company and SPHI at such time and

                                    (ii) the Reserve for Disposition at such
                           time plus

                                             (A) in the case of all Real Estate
                                    Assets held by the Company and SPHI at such time other than the North Natomas Properties, the aggregate net book value (each as determined in accordance with GAAP) of such Real Estate Assets, and

                                             (B) in the case of the North
                                    Natomas Properties, the aggregate Designated
                                    Disposition Value of such Real Estate
                                    Properties at such time,

                  plus

                           (b) cash of the Company and SPHI at such time, plus

                           (c) Permitted Investments (other than cash and Real
                  Estate Assets) of the Company and SPHI at such time.

         As used in this definition:

                           Reserve for Disposition -- means, at any time, the
                  lesser of

                                    (i) Four Million Five Hundred Thirty-One
                           Thousand Three Hundred Seventy-Nine Dollars
                           ($4,531,379) and

                                    (ii) the aggregate amount of reserves for
                           disposition reflected on Annex 4 and attributable to Real Estate Assets other than the North Natomas Properties owned by the Company and SPHI at such time.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  REAL ESTATE ASSETS -- means the collective reference to Real Estate Properties, Real Estate Loans and, without duplication, the Seller Notes.

                  REAL ESTATE LOANS -- means loans to be repaid to the Company or SPHI, including, without limitation, loans in the form of Seller Notes, that are secured by unimproved or improved land with no significant building improvements, which loans are available for sale by the Company or SPHI.

                  REAL ESTATE PROPERTIES -- means real Properties or investments in real Properties (other than Real Estate Loans) owned by the Company or SPHI and available for sale by the Company or SPHI.

                  REQUIRED HOLDERS -- means, at any time, the holders of at least sixty-six and two-thirds percent (66"%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Parent, the Company, any Subsidiary and any Affiliate).

                  RESTRICTED INVESTMENTS -- means, at any time, all Investments except Permitted Investments.

                  RESTRICTED PAYMENT -- means:

                           (a) any dividend or other distribution, direct or
                  indirect, on account of any shares of capital stock of the Company now or hereafter outstanding, whether in cash or other Property, except a dividend or other distribution payable solely in shares of common stock of the Company, and

                           (b) any redemption, retirement, purchase or other
                  acquisition, direct or indirect, of any shares of capital stock of the Company now or hereafter outstanding, or of any warrants, rights or options to acquire any shares of such stock.

                  S&P -- Section 10.1 (in the definition of "Nationally Recognized Rating Agency").

                  SCHEDULED INTEREST PAYMENTS -- means, at any time, the sum of

                           (a) all future unpaid scheduled payments of interest
                  in respect of the Notes and the 1995 Notes at such time plus

                           (b) the aggregate amount of all future unpaid
                  scheduled payments of interest in respect of all other Indebtedness of the Company and SPHI outstanding at such time,

         in each case without application of any "present value" discount thereto and assuming for such calculation that all principal payments on the Notes and such other Indebtedness will be paid in accordance with the regularly scheduled terms.

                  SECURITIES ACT -- means the Securities Act of 1933, as amended.

                  SECURITY -- means "security" as defined by section 2(1) of the Securities Act.

                  SELLER NOTE -- means a promissory note received by the Company or SPHI in connection with, and as consideration for, a Transfer of Real Estate Assets and

                           (a) naming the Company or SPHI as the payee,

                           (b) requiring a monthly or a quarterly payment of
                  interest at a per annum rate equal to or greater than the lesser of

                                    (i) nine percent (9%), or

                                    (ii) the rate of interest publicly announced
                           by Bank of America from time to time as its prime rate at the time of such Transfer, and

                           (c) secured by a perfected first priority Lien in
                  favor of the Company or SPHI in the Real Estate Assets that are the subject of the Transfer related to the delivery of such promissory note.

                  SIGNIFICANT SUBSIDIARY -- means a Subsidiary which is a "Significant Subsidiary" of the Parent within the meaning set forth in Regulation S-X of the Securities and Exchange Commission.

                  SPECIAL COUNSEL -- Section 1.2(b).

                  SPHI -- means Sacramento Properties Holdings, Inc., a California corporation and a wholly-owned subsidiary of the Company.

                  SUBSIDIARY -- means, at any time, a corporation of which the Parent owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of Voting Stock at such time.

                  TRANSFER CONSIDERATION -- means, with respect to any Transfer of any Real Estate Asset, an amount equal to the sum of

                           (a) cash received by the Company or SPHI at the time
                  of such Transfer plus

                           (b) the principal amount of Seller Notes issued to
                  the Company or SPHI at the time of such Transfer.

                  TRANSFER CONTRIBUTION AMOUNT -- means, at any time, an amount equal to the greater of

                           (a) Zero Dollars ($0) and

                           (b) the result of

                                    (i) the Designated Disposition Value of all
                           Real Estate Assets which shall have been the subject of a Transfer on and after the Closing Date and prior to such time minus

                                    (ii) the aggregate Transfer Consideration
                           received by the Company or SPHI in respect of all Real Estate Assets which shall have been the subject of a Transfer on and after the Closing Date and prior to the time of such Transfer.

                  TRANSFERS -- Section 7.10.

                  VOTING STOCK -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

         10.2     GAAP.

         Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

         10.3     DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         10.4     SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                  (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC.. The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

                  (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         10.5     GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, NEW YORK LAW, WITHOUT REFERENCE TO NEW YORK LAW REGARDING CHOICE OF LAW.

11.      MISCELLANEOUS

         11.1     COMMUNICATIONS.

                  (a) METHOD; ADDRESS. All communications hereunder or under the Notes (i) shall be in writing, (ii) shall be either (A) hand delivered,
         (B) deposited into the United States mail (registered or certified mail), postage prepaid, (C) sent by overnight courier or (D) electronically transmitted by way of "telecopy" or "fax transmission" and, on the date of such electronic transmission, sent by overnight courier and (iii) shall be addressed,

                           (1)      if to the Parent,

                                    Alleghany Corporation
                                    375 Park Avenue, Suite 3201

                                    New York, New York 10152
                                    Attention: Robert M. Hart, Esq.
                                    Facsimile: (212) 759-8149

                           (2)      if to the Company,

                                    Alleghany Properties, Inc.
                                    2150 River Plaza Drive
                                    Suite 155
                                    Sacramento, California 95833
                                    Attention: Mr. Eric B. Olsen
                                    Facsimile: (916) 648-7739

                  with a copy to:

                                    Alleghany Corporation
                                    375 Park Avenue, Suite 3201
                                    New York, New York 10152
                                    Attention: Robert M. Hart, Esq.
                                    Facsimile: (212) 759-8149

         or at such other address as the Parent and/or the Company, as the case may be, shall have furnished in writing to all holders of the Notes at the time outstanding, and

                           (3)      if to any of the holders of the Notes,

                                    (y) if such holders are the Purchasers, at
                           their respective addresses set forth on Annex 1, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to such holders of the Notes, and

                                    (z) if such holders are not the Purchasers,
                           at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 6.1,

         or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 0 to the Company (which other address shall be entered in such register).

                  (b) WHEN GIVEN. Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any notice so addressed and otherwise delivered shall be deemed to be received when actually received at the address of the addressee.

         11.2     REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation,

                  (a) consents, waivers and modifications that may hereafter be executed,

                  (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and

                  (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes,

may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Parent and the Company agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 0 shall prohibit the Parent, the Company or any holder of Notes from contesting the accuracy of any such reproduction.

         11.3     SURVIVAL.

         All warranties, representations, certifications and covenants made by the Parent and the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Parent and the Company hereunder.

         11.4     SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

         11.5     AMENDMENT AND WAIVER.

                  (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Parent, the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of
         Section 0 through Section 5, inclusive, or any defined term used therein, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Parent, the Company, any Subsidiary or any Affiliate) at the time outstanding,

                           (i) subject to Section 9, change the amount or time
                  of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

                           (ii) amend Section 0,

                           (iii) amend the definition of Required Holders, or

                           (iv) amend this Section 0.

         The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

                  (b) SOLICITATION OF NOTEHOLDERS.

                           (i) SOLICITATION. Neither the Parent nor the Company
                  shall solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Parent or the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 0 shall be delivered by the Parent or the Company to each holder of outstanding Notes immediately following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

                           (ii) PAYMENT. The Parent and the Company shall not,
                  directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

                           (iii) SCOPE OF CONSENT. Any consent made pursuant to
                  this Section 0 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Parent, the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

                  (c) BINDING EFFECT. Except as provided in Section 0(b), any amendment or waiver consented to as provided in this Section 0 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Parent and the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

         11.6     PAYMENTS, WHEN RECEIVED.

                  (a) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (b) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 1:00 p.m. (Eastern time).

         11.7     ENTIRE AGREEMENT.

         This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

         11.8     DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

         Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.


      [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Parent and the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                                Very truly yours,

                                                ALLEGHANY CORPORATION



                                                By: /s/ David B. Cuming
                                                    ---------------------------
                                                Name: David B. Cuming
                                                Title: Senior Vice President


                                                ALLEGHANY PROPERTIES, INC.



                                                By: /s/ David B. Cuming
                                                    ---------------------------
                                                Name: David B. Cuming
                                                Title: President



Accepted:


UNITED OF OMAHA LIFE INSURANCE COMPANY


By:  /s/ Edwin H. Garrison, Jr.
     ---------------------------
Name:  Edwin H. Garrison, Jr.
Title:  First Vice President